SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 1, 2012

Derma Sciences, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300

Princeton, NJ  08540

(609) 514-4744

(Address including zip code and telephone

number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Cash Bonus and Equity Grants

Effective May 1, 2012, the Board of Directors of Derma Sciences, Inc. (the “Company”) approved one-time cash bonuses for certain named executive officers and its lead director for efforts related to the Company’s recent acquisition and financing transactions previously disclosed. Edward J. Quilty, President and Chief Executive Officer, John E. Yetter, Vice President and Chief Financial Officer, Barry J. Wolfenson, Executive Vice President—Global Business Development and Marketing and Stephen T. Wills, Lead Director, received $25,000, $15,000, $15,000 and $20,000, respectively. In addition, the Board of Directors approved for Mr. Wills, for extraordinary support and service to the Company’s Board of Directors and senior management, a one-time grant consisting of: (i) a cash bonus of $30,000, to be paid within 30 days, (ii) 4,000 stock options, at an exercise price of $8.76, vesting on April 16, 2013 with an expiration date of April 16, 2022 and (iii) 2,000 restricted stock units, vesting on April 16, 2013.

2012 Director Compensation Program

The Board of Directors of the Company approved the 2012 Director Compensation Program, effective May 1, 2012. A description of the material terms of the 2012 Director Compensation Program is set forth on Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is included with this report:

Exhibit
Number	Description

10.1	2012 Director Compensation Program

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

By:	/s/ John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer

Date:  May 4, 2012

EXHIBIT INDEX

Exhibit
Number	Description

10.1	2012 Director Compensation Program